Exhibit 99.1

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth, for the periods and dates indicated, our summary historical financial data. The summary historical consolidated financial data for our fiscal years ended December 31, 2009, 2010 and 2011 have been derived from our audited consolidated financial statements. The summary historical financial data for the nine months ended September 30, 2011 and 2012 have been derived from our unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and, in the opinion of our management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for those periods. The results for any interim period are not necessarily indicative of the results that may be expected for a full year. The historical results included here are not necessarily indicative of future performance or results of operations.

You should read this information in conjunction with “Selected Financial Data” and the accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2011 and “Financial Statements” and the accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

	For the Year, Ended December 31,			For the Nine Months Ended September 30,
	2009	2010	2011	2011	2012
	(Amounts in thousands)			(Unaudited)
Statement of operations data(1):
Revenues:
Equipment rentals	$191,512	$177,970	$228,038	$165,440	$207,941
New equipment sales	208,916	167,303	220,211	133,629	154,710
Used equipment sales	86,982	62,286	85,347	65,655	75,100
Parts sales	100,500	86,686	94,511	71,166	74,161
Services revenues	58,730	49,629	53,954	40,072	41,615
Other	33,092	30,280	38,490	27,570	33,671

Total revenues	679,732	574,154	720,551	503,532	587,198

Cost of revenues:
Rental depreciation	87,902	78,583	86,781	64,146	74,727
Rental expense	42,086	40,194	46,599	34,484	36,375
New equipment sales	183,885	150,665	196,152	118,271	136,945
Used equipment sales	70,305	48,269	65,042	50,444	53,426
Parts sales	72,786	63,902	69,222	52,174	53,826
Services revenues	21,825	18,751	21,024	15,499	15,907
Other	35,445	37,851	43,028	31,862	32,183

Total cost of revenues	514,234	438,215	527,848	366,880	403,389

Gross profit (loss):
Equipment rentals	61,524	59,193	94,658	66,810	96,839
New equipment sales	25,031	16,638	24,059	15,358	17,765
Used equipment sales	16,677	14,017	20,305	15,211	21,674
Parts sales	27,714	22,784	25,289	18,992	20,335
Services revenues	36,905	30,878	32,930	24,573	25,708
Other	(2,353)	(7,571)	(4,538)	(4,292)	1,488

Total gross profit	165,498	135,939	192,703	136,652	183,809

Selling, general and administrative expenses(2)	144,460	148,277	153,354	114,681	124,504
Impairment of goodwill and intangible assets(3)	8,972	—	—	—	—
Gain from sales of property and equipment, net	533	443	793	521	1,478

Income (loss) from operations	12,599	(11,895)	40,142	22,492	60,783

Other income (expense):
Interest expense(4)	(31,339)	(29,076)	(28,727)	(21,607)	(23,668)
Loss on early extinguishment of debt(5)	—	—	—	—	(10,180)
Other, net	619	591	726	626	751

Total other expense, net	(30,720)	(28,485)	(28,001)	(20,981)	(33,097)

Income (loss) before income taxes	(18,121)	(40,380)	12,141	1,511	27,686
Income tax provision (benefit)	(6,178)	(14,920)	3,215	447	9,554

Net income (loss)	$(11,943)	$(25,460)	$8,926	$1,064	$18,132

	For the Year, Ended December 31,				For the Nine Months, Ended September 30,
	2009	2010	2011		2011		2012
	(Amounts in thousands, except for ratios)				(Unaudited)
Other financial data:
EBITDA(6)	$112,511	$80,962	$140,266		$96,911		$136,144
Adjusted EBITDA(6)	121,483	80,962	140,266		96,911		146,324
Adjusted Net Income (loss)(7)	(11,943)	(25,460)	8,926		1,064		24,800
Depreciation and amortization(8)	99,293	92,266	99,398		73,793		84,790
Total capital expenditures (gross)(9)	45,539	107,179	174,024		130,318		266,958
Total capital expenditures (net)(10)	(26,877)	58,947	109,284		82,018		200,094
Ratio of earnings to fixed charges(11)	—	—	1.4	x	1.1	x	2.0	x

	As of September 30, 2012
	Actual	As Adjusted (13)
	(Amounts in thousands) (Unaudited)
Balance sheet data:
Cash	$3,250	$3,250
Rental equipment, net	571,936	571,936
Goodwill(3)	32,560	32,560
Deferred financing costs, net	14,313	15,313
Total assets	940,226	941,226
Total debt(12)	663,212	664,212
Stockholders’ Equity	37,293	37,293

	Twelve Months Ended September 30, 2012
	(Amounts in thousands, except for ratios)
Selected financial data and ratios:
Pro forma interest expense(14)	$37,980
Pro forma net income(14)	21,118
Adjusted EBITDA(6)	189,679
Ratio of Adjusted EBITDA to pro forma interest expense	5.0	x
Ratio of As Adjusted total debt to Adjusted EBITDA	3.5	x

(1)	See note 17 to the audited consolidated financial statements discussing segment information.
(2)	Stock-based compensation expense included in selling, general and administrative expenses for the years ended December 31, 2011, 2010 and 2009 totaled $1.3 million, $1.0 million and $0.7 million, respectively.
(3)	As more fully described in note 2 to the audited consolidated financial statements, and in connection with our annual impairment test, we recorded in 2009 a non-cash goodwill impairment of approximately $9.0 million, or $5.5 million after tax, related to our Equipment Rentals Component 1 reporting unit.
(4)	Interest expense is comprised of cash-pay interest (interest recorded on debt and other obligations requiring periodic cash payments) and non-cash pay interest comprised of amortization of deferred financing costs and accretion of loan discounts.
(5)	In the third quarter of 2012, we repurchased or redeemed the entire $250 million aggregate principal amount of our senior notes due 2016. In connection with this repurchase and redemption, we recorded a loss on the on the early extinguishment of debt of approximately $10.2 million.
(6)

We define EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization. We define Adjusted EBITDA for the year ended December 31, 2009 as EBITDA adjusted for the $9.0 million goodwill impairment charge recorded in the fourth quarter of 2009. We define Adjusted EBITDA for the nine month period ended September 30, 2012 as EBITDA adjusted for the $10.2 million loss from early extinguishment of debt incurred in the third quarter ended September 30, 2012. We use EBITDA and Adjusted EBITDA in our business operations to, among other things, evaluate the performance of our business, develop budgets and measure our performance against those budgets. We also believe that analysts and investors use EBITDA and Adjusted EBITDA as supplemental measures to evaluate a company’s overall operating performance. However, EBITDA and Adjusted EBITDA have material limitations as analytical tools and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. We consider them useful tools to assist us in evaluating performance because they eliminate items related to capital structure, taxes and non-cash charges. The items that we have eliminated in determining EBITDA for the periods presented are interest expense, income taxes, depreciation of fixed assets (which includes rental equipment and property and equipment), and amortization of intangible assets and, in the case of Adjusted EBITDA, any goodwill and intangible asset impairment charges and the other items described above applicable to the particular period and the loss from early extinguishment of debt incurred in the third quarter ended September 30, 2012. However, some of these eliminated items are significant to our business. For example, (i) interest expense is a necessary element of our costs and ability to generate revenue because we incur a significant amount of interest expense related to our outstanding indebtedness; (ii) payment of income taxes is a necessary element of our costs; and (iii) depreciation is a necessary element of our costs and ability to generate revenue because rental equipment is the single largest component of our total assets and we recognize a significant amount of depreciation expense over the estimated useful life of this equipment. Any measure that eliminates components of our capital structure and costs associated with carrying significant amounts of fixed assets on our consolidated balance sheet has material limitations as a performance measure. In light of the foregoing limitations, we do not rely solely on EBITDA and Adjusted EBITDA as performance measures and also consider our GAAP results. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered alternatives to net income (loss), operating income (loss) or any other measures derived in accordance with GAAP. Because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures used by other companies.

Set forth below is a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA for the periods presented.

	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2009	2010	2011	2011	2012
	(Amounts in thousands)			(Unaudited)
Net income (loss)	$(11,943)	$(25,460)	$8,926	$1,064	$18,132
Income tax provision (benefit)	(6,178)	(14,920)	3,215	447	9,554
Interest expense	31,339	29,076	28,727	21,607	23,668
Depreciation and amortization(8)	99,293	92,266	99,398	73,793	84,790

EBITDA	112,511	80,962	140,266	96,911	136,144
Impairment of goodwill	8,972	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	10,180

Adjusted EBITDA	$121,483	$80,962	$140,266	$96,911	$146,324

(7)	We define Adjusted Net Income for the nine month period ended September 30, 2012 as Net Income adjusted for the loss from early extinguishment of debt, net of income taxes, incurred in the third quarter ended September 30, 2012. We use Adjusted Net Income in our business operations to, among other things, analyze our financial performance on a comparative period basis without the effects of significant one-time, non-recurring items. Additionally, we believe Adjusted Net Income provides useful information concerning future profitability. However, Adjusted Net Income is not a measure of financial performance under GAAP, and, accordingly, this measure should not be considered as an alternative to GAAP Net Income. Because Adjusted Net Income is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

Set forth below is a reconciliation of net income to Adjusted Net Income for the periods presented.

	For the Year Ended
	December 31, 2009			December 31, 2010			December 31, 2011
	(Amounts in thousands)
	As Reported	Adjustment	Adjusted	As Reported	Adjustment	Adjusted	As Reported	Adjustment	Adjusted
Income (loss) before income taxes	$(18,121)	—	$(18,121)	$(40,380)	—	$(40,380)	$12,141	—	$12,141
Income tax provision (benefit)	(6,178)	—	(6,178)	(14,920)	—	(14,920)	3,215	—	3,215

Net income (loss)	$(11,943)	—	$(11,943)	$(25,460)	—	$(25,460)	$8,926	—	$8,926

	For the Nine Months Ended
	September 30, 2011			September 30, 2012
	(Amounts in thousands)
	As Reported	Adjustment	Adjusted	As Reported	Adjustment	Adjusted
Income before income taxes	$1,511	—	$1,511	$27,686	$10,180	$37,866
Income tax provision	447	—	447	9,554	3,512	13,066

Net income	$1,064	—	$1,064	$18,132	$6,668	$24,800

(8)	Excludes amortization of deferred financing costs and accretion of loan discounts, which are both included in interest expense.
(9)	Total capital expenditures (gross) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases.
(10)	Total capital expenditures (net) include rental equipment purchases, assets transferred from new and used inventory to rental fleet and property and equipment purchases less proceeds from the sale of these assets.
(11)	To achieve a coverage ratio of 1:1, we would need additional pre-tax earnings of $17,679 and $40,116 in 2009 and 2010, respectively.
(12)	Total debt (Actual) represents the amounts outstanding, as applicable for the periods presented, under our senior secured credit facility, the Existing Notes, notes payable and capital leases. On September 19, 2012, we paid a special, one-time cash dividend of approximately $244.4 million in the aggregate to our stockholders. This dividend was paid using a portion of the proceeds from the issuance of the Existing Notes.
(13)	The amounts shown in the “As Adjusted” column give pro forma effect to the offering of the New Notes and the use of proceeds therefrom as if such offering and use of proceeds had occurred on September 30, 2012.
(14)	Pro forma interest expense and pro forma net income give effect to the offering of the New Notes and the use of proceeds therefrom as if such offering and use of proceeds had occurred on October 1, 2011.